Exhibit 10.37

September 12, 2004

Zix Corporation
2711 N. Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960
Attention: Legal Department

RE: Master Services Agreement Between Aventis Inc. and Zix Corporation dated January 30, 2004 (“Agreement”)

Dear Ron:

               As discussed, and pursuant to section 1.1 of Article 1, the following services shall be added to Schedule B of the above referenced Agreement and available for Aventis, at Aventis’ sole discretion, to procure pursuant to the Agreement.

Secure email

ZixVPM — ZixVPM (Virtual Private Messenger) is a service that enables organizations to implement a company wide system for sending and receiving encrypted email.

ZixPort — This fully integrated service provides your existing portal with the functionality for sending and receiving encrypted email.

ZixMail — A desktop application that enables individuals to send and receive encrypted email to anyone quickly and easily.

Assessment Services

ZixAuditor — An assessment service that identifies, quantifies, and reports email vulnerabilities and monitors ongoing communications.

AntiSpam

Message Inspector — Comprehensive email filtering software enables you to proactively monitor, manage and, if necessary, block unauthorized “spam” email communications.

Anti-virus

Message Inspector with AntiVirus — Anti-Virus sits at your Internet gateway to provide protection against virus attacks from virus including in email communications.

Web Content Filtering

Web Inspector — Web Inspector helps organizations enforce Internet acceptable use policies by monitoring Web sites that employees visit and blocking access to inappropriate Web sites.

               All other terms and conditions set forth in the original Agreement shall remain the same and shall continue in full force and effect.

               If this amendment is acceptable to you, please acknowledge your agreement by signing both copies of this letter in the space provided below and returning one fully executed copy in the envelope provided. The other copy should be retained for your files.

Sincerely,

AVENTIS INC.

/s/ Vincent DeChellis
Name & Title Vincent DeChellis
Dir. E-Business, Business Unit Lead
9/13/04

AGREED AND ACKNOWLEDGED:

By	/s/ Ronald A. Woessner

Name	Ronald A. Woessner

Title	SVP

Date	9/16/04